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                                                                  Exhibit (i)(2)

                                   Dechert LLP
                               1775 Eye Street, NW
                              Washington, DC 20006
                                  202.261.3300


October 28, 2003

The Munder Framlington Funds Trust
480 Pierce Street
Birmingham, Michigan 48009


Ladies and Gentlemen:

This opinion is given in connection with the filing by The Munder Framlington Funds Trust, a Massachusetts business trust ("Trust"), of Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933 ("1933 Act") and Amendment No. 18 under the Investment Company Act of 1940 ("1940 Act") relating to an indefinite amount of authorized shares of beneficial interest of the Class R shares of the Healthcare Fund ("Fund"). The authorized shares of beneficial interest of the Class R shares of the Fund are hereinafter referred to as the "Shares." The Fund is a separate series of the Trust.

We have examined the following Trust documents: Certificate of Trust; Declaration of Trust; By-Laws; Post-Effective Amendment No. 15 to the Registration Statement ("PEA"), dated June 2, 2003, PEA No. 16 dated August 25, 2003 and pertinent provisions of the laws of the Commonwealth of Massachusetts; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

Based on such examination, we are of the opinion that:

1. The Trust is a Massachusetts business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts; and

2. The Shares to be offered for sale by the Fund, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully-paid and non-assessable.

This letter expresses our opinion as to the relevant laws of the Commonwealth of Massachusetts governing matters such as the due organization of the Trust and the authorization and issuance of the Shares, but does not extend to the securities or "Blue Sky" laws of the Commonwealth of Massachusetts or to federal securities or other laws.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Dechert LLP under the caption "Legal Counsel" in the Statement of Additional Information, which is incorporated by reference into the Prospectus comprising a part of the Registration Statement. In giving such consent, however, we do not admit that we are

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Munder Series Trust
October 28, 2003
Page 2

within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

                                                              Very truly yours,


                                                              /s/ Dechert LLP